Exhibit 13.1

Lead up #1

Preview text: I’ve lost count of the number of times people have told us what wasn’t possible.

Subject Line Options:

-	Our next big innovation is coming
-	Making the impossible, inevitable

Jordan,

Steve Jobs said the people who are crazy enough to think they can change the world, usually are the ones that do.

Six years ago people called us crazy when we set out on a mission to revolutionize the investment industry.

Now, as we are about to embark on perhaps the biggest step yet in that journey, I wanted to share with you a short letter.

Button [Read the Letter]

Best,

Ben

This solicitation of interest is not a solicitation of money or any other consideration and, if sent, will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. An indication of interest involves no obligation or commitment of any kind. A copy of the publicly filed offering statement may be obtained at fundrise.com/oc.

Lead up #2

Preview text: We never sit still for long. It’s just not in our DNA.

Subject Line:

-	Do you remember when they invented the…

"Innovation distinguishes between a leader and a follower."

- Steve Jobs

Are you ready to revolutionize the investment industry with us?

link

This solicitation of interest is not a solicitation of money or any other consideration and, if sent, will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. An indication of interest involves no obligation or commitment of any kind. A copy of the publicly filed offering statement may be obtained at fundrise.com/oc.

Lead up #3

Preview text: we’re embarking on big things--and even bigger asset classes.

Subject Line:

-	Are you ready to make history?
-	Jordan, are you ready to make history?

Jordan, we’ve spent nearly a year working on our next big innovation.

It’s hard to sum up our excitement but let’s just say it will be...

cutting-edge

ground-breaking

revolutionary

historic

f*cking awesome

a huge milestone for the entire finance industry...

And, it will be available exclusively to you, our investors: link

This solicitation of interest is not a solicitation of money or any other consideration and, if sent, will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. An indication of interest involves no obligation or commitment of any kind. A copy of the publicly filed offering statement may be obtained at fundrise.com/oc.

Lead up #4

Preview text: our next innovation is for Fundrise investors only.

Subject Line:

-	Exclusively available to you

Jordan,

Last week, our CEO, Ben, sent you a letter about the launch of our next big innovation.

(If you haven’t read it, be sure to here)

We believe it will completely change what it means to be a Fundrise investor.

As with our previous big releases, we expect there to be significantly more demand than we can accommodate.

As such, our next innovation will be exclusively available to our existing investors on a first come, first serve basis.

Look out for your personal invitation in the next few days!

Brandon

This solicitation of interest is not a solicitation of money or any other consideration and, if sent, will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. An indication of interest involves no obligation or commitment of any kind. A copy of the publicly filed offering statement may be obtained at fundrise.com/oc.

TTW #1

Preview text: Here’s your private access link.

Subject Line:

-	Introducing: The Fundrise iPO

Jordan,

Today, I am excited to invite you to preview The Fundrise iPO - a revolutionary Internet Public Offering - where you will have the opportunity to become an owner of a high-growth technology company.

Here’s your private access link to preview The Fundrise iPO: link

We built Fundrise based on the belief that by doing things differently, we can achieve big things.

Now, we are taking another step in that mission by giving you access to an exclusive opportunity that most individuals never have.

Best,

Ben

The information contained herein relates to the Regulation A offering of Rise Companies Corp., the parent company of Fundrise, LLC (the "Fundrise iPO"), the offering circular for which may be obtained at www.fundrise.com/oc.

This solicitation of interest is not a solicitation of money or any other consideration and, if sent, will not be accepted. No offer to buy the securities of Rise Companies Corp. can be accepted and no part of the purchase price can be received until the offering statement is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. An indication of interest involves no obligation or commitment of any kind. A copy of the publicly filed offering statement may be obtained at fundrise.com/oc.

TTW Automated Confirmation

Sender: Fundrise

Subject Line:

-	Your interest in The Fundrise iPO has been confirmed

Jordan,

This email confirms that you would like to invest $[ ] in The Fundrise iPO.

Important: This is only an expression of interest and you have NOT yet made an investment.

You will receive an email notification when The Fundrise iPO is open for investment.

Please note, we anticipate that demand to invest in The Fundrise iPO will exceed the amount available. Investments will be accepted on a first come, first serve basis.

If you have questions, please email investments@fundrise.com.

The information contained herein relates to the Regulation A offering of Rise Companies Corp., the parent company of Fundrise, LLC (the "Fundrise iPO"), the offering circular for which may be obtained at www.fundrise.com/oc.

This solicitation of interest is not a solicitation of money or any other consideration and, if sent, will not be accepted. No offer to buy the securities of Rise Companies Corp. can be accepted and no part of the purchase price can be received until the offering statement is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. An indication of interest involves no obligation or commitment of any kind. A copy of the publicly filed offering statement may be obtained at fundrise.com/oc.

TTW #2

Preview text: Don’t miss your opportunity

Subject Line:

-	Fwd: Introducing: The Fundrise iPO

Jordan, I wanted to make sure you had seen our recent email about The Fundrise iPO.

Right now, we are confirming with people that they are interested in investing.

Here’s your private link:

Please let me know if you have any questions.

Best,

Kendall

The information contained herein relates to the Regulation A offering of Rise Companies Corp., the parent company of Fundrise, LLC (the "Fundrise iPO"), the offering circular for which may be obtained at www.fundrise.com/oc.

This solicitation of interest is not a solicitation of money or any other consideration and, if sent, will not be accepted. No offer to buy the securities of Rise Companies Corp. can be accepted and no part of the purchase price can be received until the offering statement is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. An indication of interest involves no obligation or commitment of any kind. A copy of the publicly filed offering statement may be obtained at fundrise.com/oc.

TTW #3

Preview text: We’ve been blown away by your reactions to The Fundrise iPO.

Subject Line:

-	$XX from XX of investors

Jordan,

So far, XX of people have told us they are interested in investing $XX in The Fundrise iPO.

Image of map

See more (link to map):

The Fundrise iPO will be available exclusively to existing investors. However, we anticipate that there will be more demand to invest than we can accommodate.

Here’s your private access link: link

The information contained herein relates to the Regulation A offering of Rise Companies Corp., the parent company of Fundrise, LLC (the "Fundrise iPO"), the offering circular for which may be obtained at www.fundrise.com/oc.

This solicitation of interest is not a solicitation of money or any other consideration and, if sent, will not be accepted. No offer to buy the securities of Rise Companies Corp. can be accepted and no part of the purchase price can be received until the offering statement is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. An indication of interest involves no obligation or commitment of any kind. A copy of the publicly filed offering statement may be obtained at fundrise.com/oc.